UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of earliest event reported): April 1, 2016 (March 31, 2016)

Springleaf Finance Corporation

(Exact name of registrant as specified in its charter)

Indiana	1-06155	35-0416090
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

601 N.W. Second Street,

Evansville, Indiana 47708

(Address of principal executive offices) (Zip Code)

(812) 424-8031

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement

The information required by this Item 1.01 is set forth under Item 2.01 below and is incorporated into this Item 1.01 by reference.

Item 2.01  Completion of Acquisition or Disposition of Assets

Sale of Interests in SpringCastle Companies

On March 31, 2016, Springleaf Finance, Inc. (“SFI”), which owns all of the issued and outstanding common stock of Springleaf Finance Corporation (“SFC” or, collectively with its subsidiaries, the “Company”), SpringCastle Holdings, LLC (“SpringCastle Holdings”), an indirect wholly owned subsidiary of SFC, and Springleaf Acquisition Corporation, an indirect wholly owned subsidiary of SFC (“Springleaf Acquisition” and together with SpringCastle Holdings, the “Sellers”), entered into a Purchase Agreement (the “Purchase Agreement”) with NRZ Consumer LLC (“NRZ Consumer”), NRZ SC America LLC (“NRZ SC America”), NRZ SC Credit Limited (“NRZ SC Credit”), NRZ SC Finance I LLC (“NRZ SC Finance I”), NRZ SC Finance II LLC (“NRZ SC Finance II”), NRZ SC Finance III LLC (“NRZ SC Finance III”), NRZ SC Finance IV LLC (“NRZ SC Finance IV”), NRZ SC Finance V LLC (“NRZ SC Finance V” and together with NRZ Consumer, NRZ SC America, NRZ SC Credit, NRZ SC Finance I, NRZ SC Finance II, NRZ SC Finance III and NRZ SC Finance IV, collectively, the “NRZ Buyers”), BTO Willow Holdings II, L.P. (“BTO Willow”) and Blackstone Family Tactical Opportunities Investment Partnership - NQ - ESC L.P. (“BFTOIP” and together with BTO Willow, the “Blackstone Buyers,” and the Blackstone Buyers together with the NRZ Buyers, collectively, the “Buyers”), and solely with respect to Section 11(a) and Section 11(g), NRZ SC America Trust 2015-1,  NRZ SC Credit Trust 2015-1, NRZ SC Finance Trust 2015-1, and BTO Willow Holdings, L.P.  Pursuant to the Purchase Agreement, SpringCastle Holdings sold its 47% limited liability company interests in each of SpringCastle America, LLC, SpringCastle Credit, LLC and SpringCastle Finance, LLC, and Springleaf Acquisition sold its 47% limited liability company interest in SpringCastle Acquisition LLC, to Buyers for an aggregate purchase price of $111,625,000 (the “Sale”).  SpringCastle America, LLC, SpringCastle Credit, LLC, SpringCastle Finance, LLC and SpringCastle Acquisition LLC are collectively referred to herein as the “SpringCastle Joint Venture.”

The SpringCastle Joint Venture primarily holds subordinate ownership interests in a securitized loan portfolio (the “SpringCastle Portfolio”) which consists of unsecured loans and loans secured by subordinate residential real estate mortgages and includes both closed-end accounts and open-end lines of credit. These loans are in a liquidating status and vary in form and substance from the Company’s originated loans. At December 31, 2015, the SpringCastle Portfolio included over 232,000 of acquired loans, representing $1.6 billion in net finance receivables.

In connection with the Sale, Buyers paid $100,462,500 of the aggregate purchase price to Sellers on March 31, 2016, with the remaining $11,162,500 to be paid into an escrow account within 120 days following March 31, 2016.  Such escrowed funds are expected to be held in escrow for a period of up to five years following March 31, 2016, and, subject to the terms of the Purchase Agreement and assuming certain portfolio performance requirements are satisfied, paid to the Sellers at the end of such five year period.

Prior to the Sale, affiliates of the NRZ Buyers owned a 30% limited liability company interest in the SpringCastle Joint Venture, and affiliates of the Blackstone Buyers owned a 23% limited liability company interest in the SpringCastle Joint Venture (together, the “Other Members”). The Other Members are parties to the Purchase Agreement for certain limited indemnification obligations and post-closing expense reimbursement obligations of the SpringCastle Joint Venture to the Sellers.

The Sale was unanimously recommended by a special committee of OMH’s Board of Directors composed entirely of independent directors (the “Special Committee”) and, upon such recommendation, was unanimously approved by the members of OMH’s Board of Directors participating in the vote.  Messrs. Wesley R. Edens and Douglas L. Jacobs did not participate in the vote of the Board of Directors and were not members of the Special Committee.  The Special Committee was advised by legal counsel Davis Polk & Wardwell LLP and financial advisor Credit Suisse Securities (USA) LLC.

The NRZ Buyers are subsidiaries of New Residential Investment Corp. (“NRZ”).  NRZ is externally managed by an affiliate of Fortress Investment Group LLC (“Fortress”). SFC is an indirect wholly owned subsidiary of OneMain Holdings, Inc. (“OMH”).  Springleaf Financial Holdings, LLC, which owned approximately 58% of OMH’s common stock at December 31, 2015, is owned primarily by a private equity fund managed by an affiliate of Fortress.  Mr. Edens, Chairman of the Board of Directors of OMH, also serves as Chairman of the Board of Directors of NRZ.  Mr. Edens is also a principal of Fortress and serves as Co-Chairman of the Board of Directors of Fortress.  Mr. Jacobs, a member of the Board of Directors of OMH, also serves as a member of NRZ’s Board of Directors and Fortress’ Board of Directors.

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The Purchase Agreement includes customary representations, warranties, covenants and indemnities.  SFI will remain as servicer of the SpringCastle Portfolio immediately following the Sale.

The foregoing description of the Purchase Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by the terms of the definitive Purchase Agreement attached as Exhibit 2.1 and incorporated herein by reference.

The representations, warranties and covenants of each of the parties contained in the Purchase Agreement have been made solely for the benefit of the parties to the Purchase Agreement. In addition, such representations, warranties and covenants (i) have been made only for purposes of the Purchase Agreement, (ii) have been qualified by confidential disclosures made by the parties in connection with the Purchase Agreement, (iii) are subject to materiality qualifications contained in the Purchase Agreement that may differ from what may be viewed as material by investors, (iv) were made only as of the date of the Purchase Agreement or such other date as is specified in the Purchase Agreement and (v) have been included in the Purchase Agreement for the purpose of allocating risk between the contracting parties rather than establishing matters as facts. Accordingly, the Purchase Agreement is included with this filing only to provide investors with information regarding the terms of the Purchase Agreement, and not to provide investors with any other factual information regarding the parties or their respective businesses. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in the public disclosures by the parties or their subsidiaries. The Purchase Agreement should not be read alone, but should instead be read in conjunction with the other information regarding any party that is or will be contained in, or incorporated by reference into, the Forms 10-K, Forms 10-Q and other documents that such party files with the U.S. Securities and Exchange Commission (the “SEC”).

Item 9.01              Financial Statements and Exhibits.

(b)           Pro forma financial information.

The following unaudited pro forma condensed consolidated financial information of the Company giving effect to the Sale is being filed as Exhibit 99.1 of this Form 8-K and is incorporated herein by reference:

Pro Forma Condensed Consolidated Balance Sheet Information (Unaudited) as of December 31, 2015;

Pro Forma Condensed Consolidated Statement of Operations Information (Unaudited) for the Year Ended December 31, 2015.

(d)           Exhibits

Exhibit Number	Description

2.1

Purchase Agreement, dated as of March 31, 3016, by and between SpringCastle Holdings, LLC, Springleaf Acquisition Corporation, Springleaf Finance, Inc., NRZ Consumer LLC, NRZ SC America LLC, NRZ SC Credit Limited, NRZ SC Finance I LLC, NRZ SC Finance II LLC, NRZ SC Finance III LLC, NRZ SC Finance IV LLC, NRZ SC Finance V LLC, BTO Willow Holdings II, L.P. and Blackstone Family Tactical Opportunities Investment Partnership - NQ - ESC L.P., and solely with respect to Section 11(a) and Section 11(g), NRZ SC America Trust 2015-1, NRZ SC Credit Trust 2015-1, NRZ SC Finance Trust 2015-1, and BTO Willow Holdings, L.P.*

99.1	Pro Forma Condensed Consolidated Financial Information (Unaudited).

*  The Company agrees to furnish supplementally a copy of any omitted exhibit or schedule to the SEC upon request.

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Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPRINGLEAF FINANCE CORPORATION

By:	/s/ Minchung (Macrina) Kgil
	Name:	Minchung (Macrina) Kgil
	Title:	Executive Vice President and Chief Financial Officer

Date:  April 1, 2016

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